UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 11, 2013

RELM Wireless Corporation
(Exact Name of Registrant Specified in Charter)

Nevada
(State or other jurisdiction of incorporation)

001-32644 (Commission File Number)	59-34862971 (I.R.S. Employer Identification No.)

7100 Technology Drive, West Melbourne, FL (Address of principal executive offices)	32904 (Zip Code)
Registrant’s telephone number, including area code (321) 984-1414
N/A (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2013, the Board of Directors (the “Board”) of RELM Wireless Corporation (the “Company”) appointed Ryan Levenson and Benjamin Rosenzweig to serve as directors of the Company, filling the vacancies on the Board that were created by the Board’s decision on that date, in accordance with the Company’s bylaws, to increase the size of the Board to eight.

The Board has determined, in its business judgment, that both Ryan Levenson and Benjamin Rosenzweig qualify as independent under the independence standards set forth in the NYSE MKT Corporate Governance Requirements.  There are and have been no transactions, either since the beginning of the Company’s last fiscal year or that are currently proposed, regarding either of Mr. Levenson or Mr. Rosenzweig that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.  In connection with their appointment and continuing service as directors, Mr. Levenson and Mr. Rosenzweig have agreed to not solicit proxies in connection with the Company’s 2014 annual meeting of stockholders; other than this agreement, no arrangement or understanding exists between either of Mr. Levenson or Mr. Rosenzweig and any other person or persons pursuant to which either of Mr. Levenson or Mr. Rosenzweig were selected as directors. Messrs. Levenson and Rosenzweig will be compensated for their services as directors of the Company in a manner consistent with that of the Company’s other non-employee directors, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2013.  Such compensation includes an initial grant to each of Mr. Levenson and Mr. Rosenzweig, upon the date of appointment, of an option to purchase 5,000 shares of Company common stock pursuant to the Company’s 2007 Incentive Compensation Plan.

It is expected that Mr. Levenson and Mr. Rosenzweig will become members of one or more committees of the Board of Directors. Such committee memberships have yet to be determined, but will be disclosed in an amendment to this Form 8-K by the Company following such determination.

Mr. Levenson, 38, is currently Principal and Managing Member of Privet Fund Management LLC, an investment firm, since its founding in February 2007. Mr. Levenson currently serves as a director and member of the Compensation, Organization and Corporate Governance Committee of Material Sciences Corp. (NASDAQ: MASC).  Previously, Mr. Levenson served as a member of the Board of Directors and Compensation and Audit Committees of The Middleby Corporation (NASDAQ: MIDD) from May 2006 until November 2012. Prior to founding Privet Fund Management LLC in February 2007, Mr. Levenson served as Vice President of Business Development at MSI, a privately held building products distributor and construction services company, from 2003 until 2006. Prior to his service with MSI, Mr. Levenson served as a financial analyst for Cramer Rosenthal McGlynn’s long/short equity hedge fund after working at SAC Capital Advisors LLC in a similar capacity.  Mr. Levenson graduated from Vanderbilt University with a degree in art history.

Mr. Rosenzweig, 28, is currently an analyst at Privet Fund Management LLC. Mr. Rosenzweig is a member of the Board of Directors of Startek, Inc. (NYSE:SRT), where he serves as chair of the Audit Committee and on the Compensation Committee and Nominating & Governance Committee, and PFSweb, Inc. (NASDAQ: PFSW), where he serves on the Nominating Committee. Prior to joining Privet in September 2008, Mr. Rosenzweig served as an investment banking analyst in the corporate finance group of Alvarez and Marsal from June 2007 until May 2008, where he completed multiple distressed mergers and acquisitions, restructurings, capital formation transactions and similar financial advisory engagements across several industries.  Mr. Rosenzweig graduated magna cum laude from Emory University with a Bachelor of Business Administration degree in Finance and a second major in Economics.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELM WIRELESS CORPORATION

September 12, 2013	By:	/s/ William P. Kelly
William P. Kelly
Executive Vice President and Chief Financial Officer